AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
FUND ACCOUNTING SERVICING AGREEMENT

    THIS AMENDMENT, effective as of the last date in the signature block, to the Fund Accounting Servicing Agreement dated as of July 1, 2016, (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the SanJac Alpha ETFs and to amend the agreement to add the corresponding fee schedule; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit N is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date written above.

MANAGER DIRECTED PORTFOLIOS	U.S. BANK NATIONAL ASSOCIATION
By: /s/ Amber C. Kopp	By: /s/ Jason Hadler
Name: Amber C. Kopp	Name: Jason Hadler
Title: Secretary	Title: Sr. Vice President
Date: May 9, 2024	Date: May 10, 2024

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Exhibit N
Manager Directed Portfolios
Fund Accounting Servicing Agreement

Name of Series
SanJac Alpha Core Plus Bond ETF
SanJac Alpha Low Duration ETF

Base Fee for Accounting, Administration, Transfer Agent Services
The following reflects the greater of the basis point fee or annual minimum1 where SanJac Alpha, LP acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds [ ]        $[ ]            First $[ ]     [ ] bps
Funds [ ]          $[ ]            Next $[ ]         [ ] bps
Funds [ ]          $[ ]            Next $[ ]         [ ] bps
Balance     [ ] bps

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
APPENDIX A
Accounting, Administration, Transfer Agent Services (in addition to the Base Fee)
Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
•$[ ] – Listed equity instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Government Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
•$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
•$[ ] – Bank Loans
•Derivative Instruments are generally charged at the following rates:
◦$[ ] – Interest Rate Swaps, Foreign Currency Swaps
◦$[ ] – Swaptions
◦$[ ] – Credit Default Swaps
$[ ] Intraday money market funds pricing, up to 3 times per day

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional swap setup fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Factor Services
Fee for ICE data used to monitor corporate actions
•$[ ] per Foreign Equity Security per Month
•$[ ] per Domestic Equity Security per Month
•$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee
•$[ ] for the first fund (subject to Board approval)
•$[ ] for each additional fund 2-5 (subject to change based on Board review and approval)
•$[ ] for each fund over 5 funds
•$[ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)
•Per adviser relationship, and subject to change based upon board review and approval
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
•$1 per security per month
SEC Modernization Requirements
•Form N-PORT – $[ ] per year, per Fund
•Form N-CEN – $[ ] per year, per Fund
Section 15(c) Reporting
•$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
•Performance reporting package: Peer Comparison Report
•Additional 15c reporting is subject to additional charges
•Standard data source – Morningstar; additional charges will apply for other data services
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
•Base fee – $[ ] per fund per year
•Setup – $[ ] per fund group
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month
Limited Derivatives User	$[ ]
Full Derivatives User (no OTC derivatives)	$[ ]
Full Derivative User (with 1-5 OTC derivatives)	$[ ]
Full Derivative User (with 5 or more OTC derivatives)	$[ ]
C- Corp Administrative Services
•1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
•1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
Controlled Foreign Corporation (CFC)
•U.S. Bank Fee Schedule plus $15,000
Optional Tax Services:
•Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $5,000 per year
•Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
•State tax returns - (First two included in core services) – $[ ] per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
•Prepare Federal and State extensions (If Applicable) – Included in the return fees
•Prepare provision estimates – $[ ] Per estimate
State Tax Returns
•Prepare state income tax returns for funds and blocker entities – $[ ] per state return
•Sign state income tax returns – $[ ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[ ] per fund

ADVISOR’S SIGNATURE ON NEXT PAGE

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Adviser’s signature below acknowledges approval of the Fund Accounting fee schedule on this Exhibit N.

SanJac Alpha, LP

By: /s/ L. Andrew Wells
Name: L. Andrew Wells
Title: Chief Investment Officer
Date: 5/8/24